UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BJ SERVICES COMPANY

(Exact name of registrant as specified in charter)

Delaware	63-0084140
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4601 Westway Park Blvd, Houston, Texas	77041
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	New York Stock Exchange

Securities Act registration statement number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

This Amendment amends the Form 8-A/A originally filed by BJ SERVICES COMPANY (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 6, 1996, as amended on November 14, 2001 and October 15, 2002, in respect of the Preferred Share Purchase Rights (the “Form 8-A”). Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Rights Agreement (as defined below).

Item 1. Description of Registrant’s Securities To Be Registered.

Item 1 of the Form 8-A is hereby amended and supplemented by adding the following paragraphs immediately after the last paragraph of the Form 8-A:

“On August 30, 2009, the Company, Baker Hughes Incorporated, a Delaware corporation (“Baker Hughes”) and BSA Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Baker Hughes (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity in the Merger.

In connection with the Merger Agreement, the Company and The Bank of New York, as Rights Agent, entered into a Third Amendment to Amended and Restated Rights Agreement, dated August 30, 2009 (the “Amendment”). The effect of the Amendment is to permit entry into the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

In particular, the Amendment provides that no triggering event described in particular sections of the Rights Agreement (including a Distribution Date or a Stock Acquisition Date) shall be deemed to have occurred, that no person or entity shall be deemed to have become an Acquiring Person and that no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, specified sections of the Rights Agreement by reason of the approval, execution and delivery of the Merger Agreement (including any amendments thereto) or the commencement or, prior to the termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement).”

A copy of the Amendment is attached as Exhibit 4.8 and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation, as amended as of October 22, 1996 (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999 and incorporated herein by reference).

3.2	Certificate of Amendment to Certificate of Incorporation, dated January 22, 1998 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999 and incorporated herein by reference).

3.3	Certificate of Amendment to Certificate of Incorporation, dated May 10, 2001 (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).

3.4	Certificate of Amendment to Certificate of Incorporation, dated January 31, 2006 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 and incorporated herein by reference).

3.5	Certificate of Designation of Series A Junior Participating Preferred Stock, as amended, dated September 26, 1996 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1996 and incorporated herein by reference).

3.6	Amended and Restated Bylaws, as of December 6, 2007 (filed as Exhibit 3.1 to the Company’s Current Report of Form 8-K dated December 12, 2007 and incorporated herein by reference).

4.1	Specimen form of certificate for the Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 33-35187) and incorporated herein by reference).

4.2	Amended and Restated Rights Agreement dated September 26, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-K dated October 21, 1996 and incorporated herein by reference).

4.3	First Amendment to Amended and Restated Rights Agreement and Appointment of Rights Agent, dated March 31, 1997, among the Company, First Chicago Trust Company of New York and The Bank of New York (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1997 and incorporated herein by reference).

4.4	Second Amendment to Amended and Restated Rights Agreement, dated September 26, 2002, between the Company and The Bank of New York (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 15, 2002 and incorporated herein by reference).

4.5	Indenture, dated June 8, 2006, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 12, 2006 and incorporated herein by reference).

4.6	First Supplemental Indenture, dated June 8, 2006, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 5.75% Senior Notes due 2011 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 12, 2006 and incorporated herein by reference).

4.7	Third Supplemental Indenture, dated May 19, 2008, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 19, 2008 and incorporated herein by reference).

4.8	Third Amendment to Amended and Restated Rights Agreement, dated August 30, 2009, between the Company and The Bank of New York.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 2, 2009	BJ SERVICES COMPANY

	By	/s/ Jeffrey E. Smith
		Name:	Jeffrey E. Smith
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation, as amended as of October 22, 1996 (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999 and incorporated herein by reference).

3.2	Certificate of Amendment to Certificate of Incorporation, dated January 22, 1998 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999 and incorporated herein by reference).

3.3	Certificate of Amendment to Certificate of Incorporation, dated May 10, 2001 (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).

3.4	Certificate of Amendment to Certificate of Incorporation, dated January 31, 2006 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 and incorporated herein by reference).

3.5	Certificate of Designation of Series A Junior Participating Preferred Stock, as amended, dated September 26, 1996 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1996 and incorporated herein by reference).

3.6	Amended and Restated Bylaws, as of December 6, 2007 (filed as Exhibit 3.1 to the Company’s Current Report of Form 8-K dated December 12, 2007 and incorporated herein by reference).

4.1	Specimen form of certificate for the Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 33-35187) and incorporated herein by reference).

4.2	Amended and Restated Rights Agreement dated September 26, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-K dated October 21, 1996 and incorporated herein by reference).

4.3	First Amendment to Amended and Restated Rights Agreement and Appointment of Rights Agent, dated March 31, 1997, among the Company, First Chicago Trust Company of New York and The Bank of New York (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1997 and incorporated herein by reference).

4.4	Second Amendment to Amended and Restated Rights Agreement, dated September 26, 2002, between the Company and The Bank of New York (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 15, 2002 and incorporated herein by reference).

4.5	Indenture, dated June 8, 2006, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 12, 2006 and incorporated herein by reference).

4.6	First Supplemental Indenture, dated June 8, 2006, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 5.75% Senior Notes due 2011 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 12, 2006 and incorporated herein by reference).

4.7	Third Supplemental Indenture, dated May 19, 2008, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 19, 2008 and incorporated herein by reference).

4.8	Third Amendment to Amended and Restated Rights Agreement, dated August 30, 2009, between the Company and The Bank of New York.